EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned officers and/or director of CTS Corporation, an Indiana corporation (the “Registrant”), does hereby make, constitute and appoint each of Richard G. Cutter and John W. Dorbin, Jr. with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (1) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s shares of Common Stock, without par value, to be offered in connection with the CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan (the “Plan”), (2) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 27th day of May, 2009

Signature	Title

/s/ Vinod M. Khilnani	President and Chief Executive Officer
Vinod M. Khilnani	(Principal Executive Officer)

/s/ Donna L. Belusar	Senior Vice President and Chief Financial
Donna L. Belusar	Officer (Principal Financial Officer)

/s/ Thomas A. Kroll	Vice President and Controller (Principal
Thomas A. Kroll	Accounting Officer)

/s/ Roger R. Hemminghaus	Chairman of the Board
Roger R. Hemminghaus

/s/ Walter S. Catlow	Director
Walter S. Catlow

/s/ Lawrence J. Ciancia	Director
Lawrence J. Ciancia

/s/ Thomas G. Cody	Director
Thomas G. Cody

/s/ Patricia K. Collawn	Director
Patricia K. Collawn

/s/ Michael A. Henning	Director
Michael A. Henning

/s/ Robert A. Profusek	Director
Robert A. Profusek